Exhibit 99.1

PRESS RELEASE

	Contacts:	Robert McPherson Sr. Vice President, CFO 954-202-4000
FOR IMMEDIATE RELEASE

METALS USA REPORTS SECOND QUARTER 2012 EPS OF $0.51

ON NET INCOME 17% ABOVE FIRST QUARTER 2012

July 23, 2012 – FORT LAUDERDALE, FLORIDA – Metals USA Holdings Corp. (NYSE: MUSA) today reported its results for the three and six month periods ended June 30, 2012.

Net sales for the second quarter of 2012 were $537.1 million, up 6% from net sales of $505.6 million for the second quarter of 2011. Net income for the second quarter of 2012 was $19.0 million, compared to net income of $21.5 million in the second quarter of 2011. Net sales improved 2% and net income improved 17% compared to the first quarter of 2012. Earnings per diluted share were $0.51 in the second quarter of 2012 compared to $0.57 in the second quarter of 2011.

Net sales for the first six months of 2012 were $1,062.4 million, up 13% from net sales of $937.9 million for the first six months of 2011. Net income for the first six months of 2012 was $35.3 million, compared to net income of $33.9 million for the first six months of 2011. Earnings per diluted share were $0.94 for the first six months of 2012, compared to $0.91 for the first six months of 2011.

Metal shipments were 413,660 tons for the second quarter of 2012, up 15% from metal shipments of 360,430 tons in the second quarter of 2011. Metal shipments for the first six months of 2012 were 816,452 tons, up 12% compared to metal shipments of 728,342 tons for the first six months of 2011. Toll processed tonnage was 52,470 tons during the second quarter of 2012, compared to 42,077 tons for the second quarter of 2011. Toll processed tonnage was 92,719 tons during the first six months of 2012, compared to 86,634 tons for the first six months of 2011.

Lourenco Goncalves, the Company’s Chairman, President and C.E.O., stated: “We are very pleased to achieve yet another quarter of strong results. Despite a persistently weak pricing environment in the second quarter, Metals USA delivered sequential growth, generating more revenues and profit in Q2 than in the first quarter.”

Mr. Goncalves concluded: “Several steel mills have announced price increases at the outset of Q3, but end users continue to be skeptical regarding the ultimate direction prices will go. We expect our customers’ purchasing behavior to be similar to their Q2 behavior, and have positioned our inventory accordingly. Consequently, we expect a decrease in both working capital and net debt during the third quarter.”

Adjusted EBITDA (as defined and calculated in the attached table), a non-GAAP financial measure used by Metals USA and its lenders to evaluate the performance of the business, was $45.2 million for the second quarter of 2012 compared to $50.0 million for the second quarter of 2011, and $41.0 million for the first quarter of 2012. Adjusted EBITDA was $86.2 million for the first six months of 2012 compared to $87.3 million for the first six months of 2011. As of June 30, 2012, the Company’s trailing twelve month Pro Forma Adjusted EBITDA (as defined and calculated in the attached table) was $163.7 million.

Metals USA had $262.0 million drawn under its asset-based credit facility at June 30, 2012 with excess availability of $175.2 million, compared to excess availability of $163.8 million at December 31, 2011. Net debt, a non-GAAP measure defined as total outstanding debt less cash on hand, was $487.3 million as of June 30, 2012, an increase of $4.2 million from the first quarter of 2012. Net cash used in operating activities for the first six months of 2012 was $5.5 million. Capital expenditures were $4.0 million for the three months ended June 30, 2012 and $8.5 million for the first six months of 2012.

Conference Call and Webcast

Metals USA has scheduled a conference call for Tuesday, July 24, 2012 at 10 a.m. Eastern Time. Anyone interested in hearing the call live may gain access via the Company’s website. A replay of the call will be available approximately two hours after the live broadcast ends and will be available for approximately 60 days. To access the replay, dial (888) 286-8010 and enter the pass code 72934503.

About Metals USA

Metals USA provides a wide range of products and services in the heavy carbon steel, flat-rolled steel, non-ferrous metals, and building products markets. For more information, visit the Company’s website at www.metalsusa.com. The information contained in this release is limited and the Company encourages interested parties to read the Company’s annual report on Form 10-K, its quarterly reports on Form 10-Q and its other reports, statements and materials filed with the Securities and Exchange Commission for more complete information about the Company. Additionally, copies of the Company’s filings with the Securities and Exchange Commission, together with press releases and other information investors may find of interest, can be found at the Company’s website at www.metalsusa.com under “Investor Relations.”

CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This press release contains certain forward-looking statements within the meaning of the federal securities laws which involve known and unknown risks, uncertainties or other factors not under the Company’s control which may cause the actual results, performance or achievement of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. Such statements include, but are not limited to, statements concerning the Company’s financial performance, plans, competitive position and market share; projections concerning revenue, profitability, raw material pricing, cash flows, earnings, sales, volumes, working capital, balance sheet strength, debt or other financial and operational measures; projected working capital needs; demand trends for the Company’s products or its markets; pricing trends for metal or other raw materials and finished goods and the impact of pricing changes; anticipated capital expenditures; anticipated improvements and efficiencies in costs, operations, sales, inventory management, sourcing and the supply chain; projected timing, results, benefits, costs, charges and expenditures related to acquisitions or divestitures; the ability to operate profitably and generate cash in the current economic environment; the ability to capture and maintain margins and market share and to develop or take advantage of future opportunities, new products, services and markets; expectations for Company and customer inventories and customer orders; expectations for the economy and markets or improvements therein; expectations for improving earnings, margins or shareholder value; and other non-historical matters. Factors that could cause the Company’s results to differ materially from actual results or current expectations include, but are not limited to, changes in metal prices; the effect of economic conditions generally in the United States and in the regions in which the Company operates and international economies and within major product markets, including a prolonged or substantial economic downturn; the effect of consolidation or other actions of our suppliers; disruptions in our sources of supply; increased competition and the other factors detailed in the Company’s annual report on Form 10-K under the caption “Risk Factors” and other reports filed with the Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date and the Company disclaims any duty to update the information herein.

-Tables follow -

Metals USA Holdings Corp.

Unaudited Consolidated Statements of Operations

and Comprehensive Income

(In millions, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2012	2011	2012	2012	2011
Revenues:
Net sales	$537.1	$505.6	$525.3	$1,062.4	$937.9
Operating costs and expenses:
Cost of sales (exclusive of operating and delivery, and depreciation and amortization shown below)	414.4	382.9	407.1	821.5	712.6
Operating and delivery	51.0	45.9	51.0	102.0	87.0
Selling, general and administrative	27.8	27.9	27.8	55.6	54.7
Depreciation and amortization	5.6	5.6	5.3	10.9	10.4
(Gain) loss on sale of property and equipment	—	—	(0.1)	(0.1)	0.1

Operating income	38.3	43.3	34.2	72.5	73.1
Other expense:
Interest expense	9.2	9.3	9.2	18.4	18.3

Income before income taxes	29.1	34.0	25.0	54.1	54.8
Provision for income taxes	10.1	12.5	8.7	18.8	20.9

Net income	$19.0	$21.5	$16.3	$35.3	$33.9

Income per share:
Income per share—basic	$0.51	$0.58	$0.44	$0.95	$0.92
Income per share—diluted	$0.51	$0.57	$0.44	$0.94	$0.91

Number of common shares used in the per share calculation:
Basic	37.1	37.0	37.1	37.1	37.0
Diluted	37.4	37.3	37.4	37.4	37.3

Net income	19.0	21.5	16.3	35.3	33.9
Other comprehensive income (loss):
Foreign currency translation adjustments	(0.1)	(0.1)	0.1	—	—
Deferred hedging gains	—	—	—	—	0.1

Total other comprehensive income (loss)	(0.1)	(0.1)	0.1	—	0.1

Total comprehensive income	$18.9	$21.4	$16.4	$35.3	$34.0

Metals USA Holdings Corp.

Unaudited Consolidated Balance Sheets

(In millions, except share amounts)

	June 30, 2012	December 31, 2011
Assets
Current assets:
Cash	$15.3	$12.1
Accounts receivable, net of allowance of $5.8 and $6.9, respectively	249.2	212.2
Inventories	411.7	402.5
Deferred income tax asset	6.1	7.9
Prepayments and other	7.5	9.4

Total current assets	689.8	644.1
Property and equipment, net	249.6	247.8
Intangible assets, net	32.3	26.6
Goodwill	56.0	52.8
Other assets	12.1	13.5

Total assets	$1,039.8	$984.8

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$93.9	$110.0
Accrued liabilities	31.5	29.7
Current portion of long-term debt	1.0	1.0

Total current liabilities	126.4	140.7
Long-term debt, less current portion	501.6	467.6
Deferred income tax liability	99.0	97.1
Other long-term liabilities	19.1	22.3

Total liabilities	746.1	727.7

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, none issued or outstanding at June 30, 2012 and December 31, 2011	—	—
Common stock, $0.01 par value, 140,000,000 shares authorized, 37,075,927 issued and 37,075,198 outstanding at June 30, 2012 and 37,059,236 issued and 37,058,507 outstanding at December 31, 2011	0.4	0.4
Additional paid-in capital	232.6	231.3
Retained earnings	60.4	25.1
Accumulated other comprehensive income	0.3	0.3

Total stockholders’ equity	293.7	257.1

Total liabilities and stockholders’ equity	$1,039.8	$984.8

Metals USA Holding Corp.

Unaudited Consolidated Statements of Cash Flows

(In millions)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net income	$35.3	$33.9
Adjustments to reconcile net income to net cash used in operating activities:
(Gain) loss on sale of property and equipment	(0.1)	0.1
Provision for bad debts	1.0	1.6
Depreciation and amortization	12.0	11.4
Amortization of debt issuance costs	1.6	1.4
Deferred income taxes	1.2	8.7
Stock-based compensation	1.2	0.8
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(36.6)	(67.5)
Inventories	(8.5)	(47.1)
Prepayments and other	1.9	4.0
Accounts payable and accrued liabilities	(14.6)	7.8
Other operating	0.1	1.1

Net cash used in operating activities	(5.5)	(43.8)

Cash flows from investing activities:
Sales of assets	0.2	0.1
Purchases of assets	(8.5)	(3.7)
Acquisition costs, net of cash acquired	(17.0)	(88.4)

Net cash used in investing activities	(25.3)	(92.0)

Cash flows from financing activities:
Borrowings on credit facility	163.8	176.5
Repayments on credit facility	(129.5)	(42.4)
Repayments of long-term debt	(0.3)	(0.3)
Deferred financing costs	(0.1)	(0.9)
Exercise of stock options	0.1	—

Net cash provided by financing activities	34.0	132.9

Net increase (decrease) in cash	3.2	(2.9)
Cash, beginning of period	12.1	16.6

Cash, end of period	$15.3	$13.7

Metals USA Holdings Corp.

Unaudited Supplemental Segment and Non-GAAP Information

(In millions, except shipments)

	Three Months Ended			Six Months Ended
	June 30,		March 31,	June 30,
	2012	2011	2012	2012	2011
Segment:

Flat Rolled and Non-Ferrous:
Net sales	$306.7	$277.5	$302.1	$608.8	$506.0
Operating income	$20.6	$23.1	$18.3	$38.9	$40.2
Depreciation and amortization	$3.2	$2.8	$2.9	$6.1	$5.0
EBITDA (1)	$23.8	$25.9	$21.2	$45.0	$45.2
Adjusted EBITDA (2)	$23.8	$25.9	$21.2	$45.0	$45.2
Shipments (3)	251	212	241	492	419

Plates and Shapes:
Net sales	$209.7	$206.6	$210.3	$420.0	$396.8
Operating income	$23.2	$25.1	$23.3	$46.5	$47.1
Depreciation and amortization	$2.3	$2.6	$2.3	$4.6	$4.9
EBITDA (1)	$25.5	$27.7	$25.6	$51.1	$52.0
Adjusted EBITDA (2)	$25.5	$27.7	$25.6	$51.1	$52.6
Shipments (3)	167	152	165	332	315

Building Products:
Net sales	$24.2	$25.2	$16.1	$40.3	$41.4
Operating income (loss)	$1.1	$1.2	$(1.8)	$(0.7)	$(0.6)
Depreciation and amortization (5)	$0.6	$0.5	$0.5	$1.1	$1.1
EBITDA (1)	$1.7	$1.7	$(1.3)	$0.4	$0.5
Adjusted EBITDA (2)	$1.7	$1.7	$(1.3)	$0.4	$0.5
Shipments (3)	—	—	—	—	—

Corporate and other:
Net sales (4)	$(3.5)	$(3.7)	$(3.2)	$(6.7)	$(6.3)
Operating loss	$(6.6)	$(6.1)	$(5.6)	$(12.2)	$(13.6)
Depreciation and amortization	$0.1	$0.2	$0.1	$0.2	$0.4
EBITDA (1)	$(6.5)	$(5.9)	$(5.5)	$(12.0)	$(13.2)
Adjusted EBITDA (2)	$(5.8)	$(5.3)	$(4.5)	$(10.3)	$(11.0)
Shipments (3) (4)	(5)	(4)	(3)	(8)	(6)

Consolidated:
Net sales	$537.1	$505.6	$525.3	$1,062.4	$937.9
Operating income	$38.3	$43.3	$34.2	$72.5	$73.1
Depreciation and amortization (5)	$6.2	$6.1	$5.8	$12.0	$11.4
EBITDA (1)	$44.5	$49.4	$40.0	$84.5	$84.5
Adjusted EBITDA (2)	$45.2	$50.0	$41.0	$86.2	$87.3
Shipments (3)	413	360	403	816	728

Product Mix: (6)
Carbon Flat Rolled	34.8%	34.4%	34.7%	34.6%	35.1%
Mini Mill Products	11.5%	10.3%	11.1%	11.3%	10.5%
Non-Ferrous	24.0%	24.7%	24.3%	24.2%	23.0%
Plate	17.4%	17.6%	17.7%	17.6%	18.2%
Structural	12.3%	13.0%	12.2%	12.3%	13.2%

Total	100.0%	100.0%	100.0%	100.0%	100.0%

(1)    EBITDA is the summation of operating income (loss) and depreciation and amortization. We believe that EBITDA is commonly used as a measure of performance for companies in our industry and is frequently used by analysts, investors, lenders and other interested parties to evaluate a company’s financial performance and its ability to incur and service debt. EBITDA should not be considered as a measure of financial performance under accounting principles generally accepted in the United States of America. The items excluded from EBITDA are significant components in understanding and assessing financial performance. EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of operating performance or a measure of liquidity.

(2)    Adjusted EBITDA, as contemplated by our credit documents, is used by our lenders for debt covenant compliance purposes. Adjusted EBITDA is EBITDA adjusted to eliminate one-time, non-recurring charges related to the use of purchase accounting, and other non-cash income or expenses, which are more particularly defined in our credit documents and the indenture governing our notes.

(3) Expressed in thousands of tons. Not a meaningful measure for Building Products.
(4) Negative net sales and shipment information represent the elimination of intercompany transactions.
(5) Includes depreciation expense recorded in cost of sales.
(6) Based on net sales by product line excluding Building Products.

EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA Non-GAAP Measures, Reconciliations and Explanations

EBITDA is the summation of operating income (loss) and depreciation and amortization. EBITDA also represents net income before interest, income taxes, depreciation and amortization. Adjusted EBITDA (as defined by the loan and security agreement governing the ABL facility and the indenture governing our notes) is defined as EBITDA further adjusted to exclude certain non-cash, non-recurring and realized (or in the case of the indenture, expected) future cost savings directly related to prior acquisitions. EBITDA and Adjusted EBITDA are not defined terms under accounting principles generally accepted in the United Sates of America (“GAAP”). Neither EBITDA nor Adjusted EBITDA should be considered an alternative to operating income or net income as a measure of operating results or an alternative to cash flow as a measure of liquidity.

There are material limitations associated with making the adjustments to our earnings to calculate EBITDA and Adjusted EBITDA and using these non-GAAP financial measures as compared to the most directly comparable GAAP financial measures. For instance, EBITDA and Adjusted EBITDA do not include:

*	interest expense, and because we have borrowed money in order to finance our operations, interest expense is a necessary element of our costs and ability to generate revenue;

*	depreciation and amortization expense, and because we use capital assets, depreciation and amortization expense is a necessary element of our costs and ability to generate revenue; and

*	income tax expense, and because the payment of taxes is part of our operations, tax expense is a necessary element of our costs and ability to operate.

We present EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by our investors and other interested parties, as well as by our management, in the evaluation of companies in our industry, many of which present EBITDA when reporting their results. In addition, EBITDA provides additional information used by our management and board of directors to facilitate internal comparisons to historical operating performance of prior periods. Further, management believes EBITDA facilitates our operating performance comparisons from period to period because it excludes potential differences caused by variations in capital structure (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting depreciation expense).

We believe that the inclusion of supplemental adjustments to EBITDA applied in presenting Adjusted EBITDA are appropriate to provide additional information to investors about the performance of the business, and we are required to present Adjusted EBITDA to demonstrate compliance with our debt covenants. Management uses Adjusted EBITDA as a key indicator to evaluate performance of certain employees.

Pro Forma Adjusted EBITDA is defined as Adjusted EBITDA (as discussed above) with additions for the Adjusted EBITDA of our recent acquisitions, as though we owned those businesses for the twelve-month period ended June 30, 2012. Adjusted EBITDA on a Pro Forma Basis, as defined by our credit agreements, is a non-GAAP measure used in the calculation of our Consolidated Total Debt Ratio, as defined by the indenture governing our notes.

	Three Months Ended			Six Months Ended		Twelve Months Ended
	June 30,		March 31,	June 30,		June 30,
	2012	2011	2012	2012	2011	2012
	(In millions)
Operating income	$38.3	$43.3	$34.2	$72.5	$73.1	$134.6
Depreciation and amortization (1)	6.2	6.1	5.8	12.0	11.4	23.9

EBITDA	44.5	49.4	40.0	84.5	84.5	158.5
Indenture defined adjustments to EBITDA:
Facility closure and severance costs	—	—	—	—	0.6	—
Non cash employee benefit expense	0.6	0.4	0.6	1.2	0.8	2.8
Acquisition expenses	0.1	0.2	0.4	0.5	1.4	0.7

Adjusted EBITDA	$45.2	$50.0	$41.0	$86.2	$87.3	$162.0

Pro forma acquisition adjustments						1.7

Pro Forma Adjusted EBITDA						$163.7

(1) Includes depreciation expense recorded in cost of sales for the Building Products Group.